UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  January 14, 2008 (January 10, 2008)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On January 14, 2008 the Board of Directors of Overstock.com, Inc. (the “Company”) appointed James V. Joyce to the Board of Directors.  Mr. Joyce has served as a consultant to the Company since September 2005.  The aggregate amount the Company has paid to Mr. Joyce since January 1, 2007 is $615,000 (including $225,000 authorized to be paid to Mr. Joyce for services rendered to the Company during 2007).  The Company has previously granted Mr. Joyce options to acquire 40,000 shares of the Company’s common stock at a weighted average exercise price of $30.38 per share.  In connection with the restricted stock unit grants described below, on January 14, 2008 the Company also granted Mr. Joyce restricted stock units to acquire 15,000 shares of the Company’s common stock under the Company’s 2005 Equity Incentive Plan and entered into or will enter into a Restricted Stock Unit Grant Notice and Restricted Stock Agreement with Mr. Joyce in substantially the form filed herewith as Exhibit 10.1.  A copy of the press release issued by the Company on January 14, 2008 is attached hereto as Exhibit 99.1 and is incorporated by reference.

(e)           On January 10, 2008 the Compensation Committee of the Board of Directors (i) set 2008 salaries and (ii) approved 2007 bonus payments to officers of the Company, including officers for whom disclosure is required by Item 5.02(e) of Form 8-K (the “Officers”).  In addition, on January 14, 2008, the Compensation Committee approved the form of Restricted Stock Unit Grant Notice and Restricted Stock Agreement filed herewith as Exhibit 10.1 and approved restricted stock unit grants to the Officers under the Company’s 2005 Equity Incentive Plan, as follows:

Name and Title	Bonus	2008 Salary	Restricted Stock Grant (1) (shares)
Patrick M. Byrne, Chief Executive Officer (2)	0	0	15,000
Jason Lindsey, Employee (3)	$225,000	$100,000	7,500
Stormy Simon, Senior Vice President, Branding and Customer Care	$225,000	$200,000	15,000
David Chidester, Senior Vice President, Finance	$175,000	$200,000	15,000
Stephen Tryon, Senior Vice President, Logistics	$175,000	$200,000	15,000

(1)           Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and vest over a three-year period commencing on the date of grant at the rate of: 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

(2)           The Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2007 or any salary for 2008.

(3)           As previously reported, Mr. Lindsey resigned as the Company’s President and Chief Operating Officer and as a member of the Board of Directors on December 31, 2007, but will remain an employee of the Company and will work on special projects as requested from time to time by the Company.

Item 8.01 Other Events.

On January 14, 2008 the Board of Directors of Overstock.com, Inc. approved a two-year stock and debt repurchase program that authorizes the Company to purchase up to $20 million of its common stock and/or 3.75% senior convertible notes due 2011.  A copy of the press release issued by the Company on January 14, 2008 is attached hereto as Exhibit 99.2 and is incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)	Exhibits.	10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Agreement

		99.1	Press release issued January 14, 2008 regarding Mr. Joyce

		99.2	Press release issued January 14, 2008 regarding stock/debt repurchase program

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date: January 14, 2008